As filed with the Securities and Exchange Commission on September ___,
2001.

                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of l933


                                  MarketU Inc.
     (Name of Small Business Company as Specified In Its Charter as Amended)

          Nevada                      6531                    98-0173359
          ------                      ----                    ----------
 (State of Incorporation)       (Primary Standard          (I.R.S. Employer
                            Industrial Classification     Identification No.)
                                  Code Number)

                        20145 Stewart Crescent, Suite 101
                          Maple Ridge, British Columbia
                                 Canada V2X 0T6
                                 (604) 460-7634
               --------------------------------- ---------------
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)

                           Incentive Stock Option Plan
                         Non-Qualified Stock Option Plan
                                Stock Bonus Plan
                     ------------------- ------------------
                              (Full Title of Plan)

                                 Kenneth Galpin
                        20145 Stewart Crescent, Suite 101
                          Maple Ridge, British Columbia
                                 Canada V2X 0T6
                                 (604) 460-7634
               --------------------------------- ---------------
            (Name, address and telephone number of agent for service)


Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed    Proposed
Title of                                 maximum     maximum
Securities                 Amount       offering    aggregate      Amount of
 to be                      to be         price      offering     registration
registered              registered (1) per share (2)  price           fee
--------------------------------------------------------------------------------

Common Stock Issuable
   Pursuant to Incentive
   Stock Option Plan      500,000         $0.16    $  80,000            $22
Common Stock Issuable
   Pursuant to Non-
   Qualified Stock Option
   Plan                 1,500,000         $0.16     $240,000            $64
Common Stock Issuable
   Pursuant to Stock Bonus
   Plan                   500,000         $0.16    $  80,000            $22

                                                    $400,000           $108
                                                    ========           ====

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the common stock.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on September 10, 2001.

                                  MARKETU, INC.

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

 (NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not filed with this Registration Statement.)

Item
 No.     Form S-8 Caption                             Caption in Prospectus
----     ----------------                             ---------------------

 1.      Plan Information

         (a)  General Plan Information         Stock Option and Bonus Plans

         (b)  Securities to be Offered         Stock Option and Bonus Plans

         (c)  Employees who may Participate    Stock Option and Bonus Plans
              in the Plan

         (d) Purchase of Securities Pursuant Stock Option and Bonus Plans to the Plan and Payment for Securities Offered

         (e)  Resale Restrictions              Resale of Shares by Affiliates

         (f)  Tax Effects of Plan              Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds              Not Applicable.

         (h)  Withdrawal from the Plan;        Other Information Regarding the
              Assignment of Interest           Plans

         (i)  Forfeitures and Penalties        Other Information Regarding the
                                               Plans

         (j)  Charges and Deductions and       Other Information Regarding the
              Liens Therefore                  Plans

2.       Registrant Information and Employee   Available Information,
         Plan Annual Information               Documents Incorporated by
                                               Reference

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The  following  documents  filed by the  Company  with the  Securities  and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

(1) Annual Report on Form 10-KSB/A for the fiscal year ended July 31, 2000 filed on August 3, 2001.

(2) Quarterly report on Form 10-QSB/A for the quarter ended April 30, 2001 filed on June 28, 2001.

(3)  Registraiton Statement on Form SB-2 (Commission File #333-68098).

(4) Description of the Company's common stock as contained in a registration statement on Form 10-KSB/A.

      All reports and documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

      The Nevada Corporate Law provides in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company.

Item 7 - Exemption from Registration Claimed

      The Company has issued shares of its common stock to the following persons for services provided to the Company:

            Name                          Shares

            Scott Munro                   15,000
            James Sanford                 56,000
            Rupinder Nanuwa                4,000
            Christine Strecko              1,000
            Pamela Mackie                 50,000
            Stan Penny                    25,000
            Millie Wolfram                 4,000
            Norah Read                     5,000
            Lori Goodkey                   2,500
            Lesly Matter                   2,000
            Justin Van Dyken               5,000
                                       ---------
                                         169,500

      The issuance these shares was an exempt transaction under Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. The securities were acquired for investment purposes only and without a view to distribution. At the time the shares were issued, the purchasers were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. The purchasers acquired the securities for their own account. The certificates evidencing the shares cannot be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares are "restricted" shares as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission. No underwriters were involved with the issuance of these shares and no commissions or other forms of remuneration were paid to any person in connection with such issuance.

Item 8 - Exhibits

4 - Instruments Defining Rights of
    Security Holders

(a) - Certificate of Designation setting      Incorporated by reference to
      forth rights and preferences of         Exhibit 4 filed with the Company's
      Series A Preferred Stock                8-K Report dated April 28, 2000.

 (b) - Incentive Stock Option Plan            --------------------------

 (c) - Non-Qualified Stock Option Plan        --------------------------

 (d) - Stock Bonus Plan                       --------------------------

  5 - Opinion Regarding Legality of           --------------------------
      Securities to be Offered

 23 - Consent of Independent Public
        Accountants and Attorneys             --------------------------


 25 - Power of Attorney                       Included in the signature page
                                              of this Registration Statement

 28 - Information from Reports
      furnished to State Insurance
      Regulatory Authorities                  None

 99 - Additional Exhibits
        (Re-Offer Prospectus)                 ------------------------------

Item 9 - Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;
            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

            Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934.

            (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Kenneth Galpin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maple Ridge, British Columbia, Canada on September 12, 2001.

                                    MARKETU INC.

                                    By: /s/ Kenneth Galpin
                                        --------------------------------
                                       Kenneth Galpin, President

                                    By: Scott Munro
                                        --------------------------------
                                       Scott Munro, Treasurer, Principal
                                       Accounting Officer and Principal
                                       Financial Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                     Date

By:   /s/ Kenneth Galpin                                 September 12, 2001
      ----------------------
      Kenneth Galpin               Director

By:   William Coughlin                                   September 12, 2001
      ----------------------
      William Coughlin              Director

By:   Glenn Davies                                       September 12, 2001
      ----------------------
      Glenn Davies                 Director

By:   Ken Landis                                         September 12, 2001
      ----------------------
      Ken Landis                   Director

By:   David Woodcock                                     September 12, 2001
      ----------------------
      David Woodcock               Director

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                                    EXHIBITS


                                  MarketU Inc.
                        20145 Stewart Crescent, Suite 101
                          Maple Ridge, British Columbia
                                 Canada V2X 0T6